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                                                                    Exhibit B1.5



                                   CERTIFICATE

         The undersigned, Secretary of The Fairmont Fund Trust, hereby certifies that the attached Amendment No. 4 to the Agreement and Declaration of Trust of The Fairmont Fund Trust has been duly adopted by the Trust pursuant to Section
7.3 of the Agreement and Declaration of Trust. The Agreement and Declaration of Trust was amended by the attached instrument in writing signed by the President of the Trust pursuant to the unanimous vote of the Trustees of the Trust at a meeting held on April 28, 1988. The Board of Trustees was authorized to so amend the Agreement and Declaration of Trust by the shareholders holding a majority of the shares of the Trust at a meeting held on April 28, 1988.

                                               /s/
                                               --------------------------------
                                               INDA M. WANGERIN, Secretary
                                               The Fairmont Fund Trust

Date: April 28, 1988



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                             THE FAIRMONT FUND TRUST
              AMENDMENT NO. 4 TO AGREEMENT AND DECLARATION OF TRUST

"Resolved, that Section 3.1(c) of the Agreement and Declaration of Trust be, and it hereby is, amended to read as follows:

Section 3.1 (c) Term. Each Trustee shall serve as a Trustee during the lifetime of the Trust and until its termination as hereinafter provided or until such Trustee sooner dies, resigns, retires or is removed. The Trustees may elect their own successors and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies.

FURTHER RESOLVED, that Section 3.1(e) of the Agreement and Declaration of Trust be, and it hereby is, amended to read as follows:

Section 3.1(e) Removal. Any Trustee may be removed with or without cause at any time: (i) by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective, (ii) by vote of the Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose, or (iii) by a declaration in writing signed by Shareholders holding not less than two-thirds of the Shares then outstanding and filed with the Trust's Custodian.

FURTHER RESOLVED, that Section 5.2 of the Agreement and Declaration of Trust be, and it hereby is, amended to read as follows:

Section 5.2 Meetings. Meetings (including meetings involving only the holders of Shares of one or more but less than all series) of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as required by the provisions of the 1940 Act of as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders (including a meeting involving only the holders of Shares of one or more but less than all Series) for a period of 30 days after written application by Shareholders holding at least 25% of the Shares then outstanding requesting a meeting be called for any other purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 25% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees."

         This document shall have the status of an amendment to said Agreement and Declaration of Trust.

                                        THE FAIRMONT FUND TRUST


                                        By:/s/
                                           -------------------------------
                                           OSCAR S. BRYANT, JR., PRESIDENT



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STATE OF KENTUCKY   )
                    )   ss:
COUNTY OF JEFFERSON )

         Subscribed and sworn to before me on behalf of The Fairmont Fund Trust by OSCAR S. BRYANT, JR., its President, this 28th day of April, 1988.

                                              /s/
                                              --------------------------------
                                              Notary Public

My Commission Expires: 1/9/90



This instrument prepared by:

/s/
------------------------------------
KAREN M. MCLAUGHLIN,
Attorney at Law
Brown, Cummins & Brown Co., L.P.A.
3500 Carew Tower
441 Vine Street
Cincinnati, OH 45202